EXHIBIT 99.1

NEWS RELEASE

Contact:	IPC Investor Contact:
Kelly O’Brien Intermarket +1.212.754.5467 kelly@intermarket.com	Investor Relations IPC New York 212-825-9060 investors@ipc.com

IPC Reports Fiscal 2004 Results

	Fiscal Years Ended
(dollars in millions)	September 30,
	2004	2003
Revenue	$263.3	$212.0
Income from continuing operations	$10.5	$3.7
(Loss) income from discontinued operations	$(3.5)	$0.3
Net income	$7.0	$4.0

New York, December 21, 2004 — IPC Acquisition Corp. (IPC), a leading provider of mission-critical voice communication solutions to global enterprises primarily in the financial services industry, today reported its fiscal 2004 financial results for the year ended September 30, 2004.

Revenue in 2004 increased 24% over 2003 to $263.3 million. The $51.3 million increase in 2004 revenues reflects increases in network revenues driven by full year results for the Gains US and UK businesses, partial year results for the Gains Asia business, and organic network growth, as well as increases in service and installation revenue. Higher net income was driven by increased profits from the revenue growth. Fourth quarter bookings were $50 million and increased our backlog at September 30, 2004 to $71 million, compared to a backlog of $37 million at September 30, 2003.

“The Company finished with a strong second half of the year with higher levels of revenues, profits, and cash flow. Our network revenues have grown considerably reflecting the successful acquisition and integration of the Gains businesses. Additional growth was due to increased demand for maintenance and move-add-change services within our customer base” said Lance Boxer, IPC’s CEO. “We are seeing a renewed level of interest from, and spending by, our customers driven by factors such as business continuity, expanded trading operations and technology upgrades. With the strong signs of customer demand, the growth in our services business and our direct expansion into the Command and Control market through our acquisition of Orbacom Systems, Inc., IPC expects to see continuing revenue growth in 2005.“

-more-

IPC Announces Fiscal 2004 Results cont.

IPC ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	September 30,
	2004	2003
Assets
Assets:
Cash	$27,270	$25,800
Accounts receivable, net of allowance of $1,264 and $732, respectively.	57,259	40,409
Inventories, net	31,176	22,728
Due from former affiliate	7,117	—
Prepaid and other current assets	4,041	5,427
Deferred taxes	13,132	14,618
Current assets of discontinued operations	2,548	27,556

Total current assets	142,543	136,538
Property, plant and equipment, net	24,846	23,851
Customer relationships, net	147,939	145,909
Technology, net	27,692	34,829
Trade name	16,300	17,192
Goodwill	82,621	82,108
Deferred financing costs, net	12,283	14,146
Other assets	1,035	1,221
Non-current assets of discontinued operations	40	3,734

Total assets	$455,299	$459,528

Liabilities and Stockholders’ Equity
Liabilities:
Current portion of long term debt	$2,157	$550
Accounts payable	14,594	2,753
Accrued expenses and other current liabilities	35,984	27,023
Income taxes payable	9.147	10,988
Customer advances on installation contracts	21,984	16,754
Deferred revenue on maintenance contracts	14,007	13,095
Current portion of guarantees on former parent obligations	155	1,353
Deferred purchase consideration	—	6,722
Current liabilities of discontinued operations	639	3,820

Total current liabilities	98,667	83,058
Term loan	47,293	54,450
Senior subordinated notes	150,000	150,000
Deferred taxes	23,150	20,020
Deferred compensation	2,686	2,936
Guarantees on former parent obligations and other long-term liabilities	260	1,885

Total liabilities	322,056	312,349

Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, (25,000,000 shares authorized; 14,718,592 shares issued and outstanding at September 30, 2004; 14,724,380 shares issued and outstanding at September 30, 2003)	147	147
Paid in capital	146,479	145,846
Notes receivable for purchases of common stock	(276)	(393)
Deferred stock compensation	(645)	—
Accumulated deficit	(21,672)	(5,161)
Accumulated other comprehensive income	9,210	6,740

Total stockholders’ equity	133,243	147,179

Total liabilities and stockholders’ equity	$455,299	$459,528

IPC Announces Fiscal 2004 Results cont.

IPC ACQUISITION CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands)

				Predecessor
			Period from	Period
			November	from October
	Fiscal Years Ended		15, 2001 to	1, 2001 to
	September 30,		September	December 20,
	2004	2003	30, 2002	2001
Revenue:
Product sales and installations	$114,544	$113,057	$127,246	$27,444
Service	148,728	98,904	66,909	18,795

	263,272	211,961	194,155	46,239

Costs of goods sold (depreciation shown separately):
Product sales and installations	52,552	53,657	92,534	11,918
Service	72,924	45,968	33,024	10,169
Depreciation and Amortization	3,822	1,876	815	216

	129,298	101,501	126,373	22,303

Gross profit	133,974	110,460	67,782	23,936
Research and development	15,046	11,713	11,617	3,519
Selling, general and administrative	59,041	45,233	31,745	16,402
Depreciation and amortization	21,416	19,136	13,945	10,513

Income (loss) from operations	38,471	34,378	10,475	(6,498)
Other income (expense):
Interest expense, net	(22,462)	(25,146)	(21,533)	(5,987)
Other income (expense), net	3,986	2,078	(346)	49

Income (loss) from continuing operations before income taxes	19,995	11,310	(11,404)	(12,436)
Income tax expense (benefit)	9,507	7,598	(2,250)	(790)

Income (loss) from continuing operations	10,488	3,712	(9,154)	(11,646)
Discontinued operations:
Income (loss) from operations of I.T.S. segment (including loss on disposal of $4,110 for the 2004 period)	(6,216)	577	(82)	1,090
Income tax expense (benefit)	(2,691)	250	(36)	472

Income (loss) from discontinued operations	(3,525)	327	(46)	618

Net income (loss)	$6,963	$4,039	$(9,200)	$(11,028)

IPC Announces Fiscal 2004 Results cont.

Editor’s Note

•	IPC earnings conference call is scheduled for 10:00 a.m. E.T. Wednesday, December 22, 2004. 800-946-0782 or 719-457-2657 with conference code 195343 or access via the Web at www.ipc.com or

•	http://phx.corporate-ir.net/playerlink.zhtml?c=89007&s=wm&e=989676

•	Conference call replays will be available over the Web through March 22, 2005 at www.ipc.com.

About IPC
 IPC is a leading provider of mission-critical voice communications solutions to global enterprises. With more than 30 years of expertise, IPC provides its systems and services to the world’s largest financial services firms, as well as to public safety; government; power, energy and utility; and transportation organizations. IPC offers its customers a suite of products and enhanced services that includes advanced Voice over IP technology, and integrated network and management services to 40 countries. Based in New York, IPC has over 800 employees throughout the Americas, Europe and the Asia Pacific regions. For more information visit www.ipc.com.

Statements made in this news release that state IPC’s or its management’s intentions, beliefs, expectations, or predictions for the future constitute “forward looking statements” as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with concentration of our customers in the financial services industry, our ability to protect our intellectual property, our expansion into Command and Control communications products and services substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, labor disputes, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC.
©2004 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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